                                  SCHEDULE 14A
                                 (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[X]      Filed by the Registrant

[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement       [ ] Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))


[X]      Definitive Proxy Statement
        (Revocation of Consent)

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-12

                             DAW TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                             DAW TECHNOLOGIES, INC.

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held July 28, 2000

                        ---------------------------------

To the Shareholders of
DAW TECHNOLOGIES, INC.:

         The Annual Meeting of Shareholders of Daw Technologies, Inc. (the "Company") will be held at the corporate offices of the Company, 2700 South 900 West, Salt Lake City, Utah, on Friday, July 28, 2000, at 2:00 p.m. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

         (1) To elect seven members of the Board of Directors, each to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

         (2) To ratify the appointment of Grant Thornton LLP as independent public accountants for the year ending December 31, 2000.

         (3) To consider such other matters as may properly come before the meeting.

         The Board of Directors has fixed the close of business on June 20, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS


Salt Lake City, Utah
DATED:  June 30, 2000                  RONALD W. DAW
                                       Chairman of the Board

                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                             DAW TECHNOLOGIES, INC.
                               2700 South 900 West
                           Salt Lake City, Utah 84119

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 28, 2000

                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Daw Technologies, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Friday, July 28, 2000, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about June 30, 2000.

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

RECORD DATE

         The Board of Directors has fixed the close of business on June 20, 2000 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 13,468,609 shares of Common Stock and 480 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value (the "Series A Preferred"). The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The holders of the Series A Preferred are not entitled to vote at the Annual Meeting, but have been invited to attend the Annual Meeting.

PROXIES

         Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the seven director nominees; FOR the ratification of the appointment by the Board of Directors of Grant Thornton LLP, as independent public accountants of the Company for the year ending December 31, 2000; and, in the discretion of the proxy holder, as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

         The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or the absence of a quorum. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

         In the election of directors, shareholders will not be allowed to cumulate their votes. The seven nominees receiving the highest number of votes will be elected. The ratification of the selection of an independent auditor and any other matter presented for approval by the shareholders will be approved, in accordance with Utah law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors or the ratification of the selection of the independent public accountants.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         At the Annual Meeting, a board of seven directors will be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Six of the nominees for director identified below are currently directors of the Company. Robert G. Teresi is not currently serving as a director of the Company, but has been nominated for election as a director of the Company.

         Shareholders do not have cumulative voting rights in the election of directors (each shareholder is entitled to vote one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election of each of the persons identified as nominees for directors below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS

         The following sets forth information about each nominee for election as a director:

         Charles L. Bates, 75, has been a director of the Company since October 1992, and prior thereto was a director of Daw Technologies Incorporated ("DTI"), the Company's predecessor, from 1990. Mr. Bates founded Valtek, a Utah-based company that manufactures automatic control valves, and served as its Chairman from 1987 to 1993 and as its Chief Executive Officer from 1966 until 1987. Mr. Bates has a Bachelor of Science degree in Mechanical Engineering from Northeastern University.

         Robert G. Chamberlain, 60, has been a director of the Company since 1991. He is currently the President of AvantNet Semiconductor Operations of AvantCom Network, Inc. in San Jose, CA. He was previously President and Chief Executive Officer of Micromonitors, Inc., an instrumentation company in Central Oregon. From April 1993 to December 1995, Mr. Chamberlain was Senior Vice President and Manager of Operations of the Semiconductor Equipment Group (SEG) of the Watkins-Johnson Company. Mr. Chamberlain has thirty years of sales, marketing and general management experience in the semiconductor component and semiconductor equipment fields, including fifteen years of international management. Mr.

Chamberlain holds a Masters of Business Administration (MBA) degree from Stanford University and a Bachelor of Science of Engineering (BSE) from Princeton University.

         Ronald W. Daw, 48, is the Chairman of the Board, President and Chief Executive Officer of the Company and has served in this capacity since October 13, 1992. Prior thereto, he was the Chairman and Chief Executive Officer of DTI from its inception in 1987. From 1984 to 1988, Mr. Daw was the President of Daw Incorporated, an interior finish construction company. Since 1984, Mr. Daw has had broad experience in the cleanroom business. Mr. Daw is currently a member of the Board of Trustees of Westminster College in Salt Lake City and serves on the National Business Advisory Board for the David Eccles School of Business at the University of Utah. Mr. Daw received his Bachelor of Science degree in Accounting from the University of Utah.

         Robert J. Frankenberg, 53, has been a director of the Company since October 1996. He currently serves as President and CEO of Encanto Networks, Inc., a company that develops, manufactures and installs internet products and services. Mr. Frankenberg serves as a member of the Board of Directors for ElectroGlas, Inc., National Semiconductor, Scansoft, and Secure Computing, Inc. From April 1994 to August 1996, Mr. Frankenberg was CEO and President of Novell, Inc., a software company. Mr. Frankenberg also served as Chairman of Novell from August 1994 to August 1996. Prior to joining Novell, Inc., he was Vice President and General Manager of the Personal Information Products Group at Hewlett Packard (HP) from 1990 to 1994. He has broad experience in the high tech industry, with specific knowledge of the semiconductor sector. Mr. Frankenberg is a former member of the San Jose State School of Engineering Advisory Board, where he earned a Bachelor's degree in Computer Engineering, and is a SEP graduate of Stanford's Graduate School of Business.

         Virginia Gore Giovale, 56, has been a director of the Company since July 1999. Ms. Giovale currently serves as a member of the Board of Directors and the Compensation Committee of W.L. Gore and Assoc., Inc., a privately-held company that develops and manufactures products for the medical, fabric and electronic industries under the Gortex(R) brand name. Ms. Giovale has served as a member of the Board of Trustees of Westminster College, a private liberal arts college located in Salt Lake City, Utah, since 1977 and has served as Chair of that Board since 1989. Ms. Giovale has also served as Co-Chair of the Flagstaff Community Foundation since 1995 and as a Board Member of the Arizona Community Foundation since 1996. Ms. Giovale received her Bachelor of Science degree in mathematics from Westminster College.

         James S. Jardine, 53, has been a director of the Company since October 1996. Mr. Jardine has been a practicing attorney for the law firm of Ray, Quinney & Nebeker since 1975, and currently serves as its Managing Director. He is a member of the Utah State Board of Regents. He is also outside General Counsel to the Salt Lake Olympic Committee for the Winter Olympic Games of 2002. Mr. Jardine earned his Juris Doctor from Harvard Law School and his Bachelor of Arts from the University of Utah.

         Robert G. Teresi, 59, has been nominated for election as a director of the Company. Mr. Teresi was Chairman of the Board, President and CEO of Caere Corporation, one of the top 100 retail software companies in the world, from 1985 to March of 2000. He joined Caere at its founding in 1976 as Vice President of Finance, Chief Financial Officer and Corporate Secretary and was promoted to Executive Vice President before becoming President in 1985. Prior to joining Caere, Mr. Teresi held various management positions in the areas of manufacturing, marketing, finance and accounting at Alza Corporation and Memorex Corporation. The Institute of American Entrepreneurs sponsored by Inc. Magazine, Ernst and Young and Merrill Lynch named Mr. Teresi "Entrepreneur of the Year" in 1991 in the computers/peripherals category. He is an Advisory Board member of the Leavy School of Business at Santa Clara University. He is also a member of the Board of Directors of Cambrian Center, a HUD-funded apartment complex for senior citizens. He was on the Governor of California's Advisory Board for Overseas Business Development. Mr. Teresi is currently a director of Scansoft, Inc., the company that acquired Caere Corporation in 2000. Mr. Teresi received his MBA degree in finance and his BSC degree in accounting from Santa Clara University.

BOARD AND COMMITTEE MEETINGS; LEGAL PROCEEDINGS

         During the year ended December 31, 1999, the Board of Directors held three meetings. Each member attended at least 75% of all board meetings and applicable committee meetings held during the period he was a director of the Company.

         The Board of Directors has a Compensation Committee that is responsible for determining and approving the compensation of the Company's officers, reviewing matters pertaining to the compensation of the Company's employees, and administering the Company's Option Plans. The current members of the Compensation Committee are Robert G. Chamberlain and Robert J. Frankenberg. The Compensation Committee met once during 1999. The Board of Directors has an Audit Committee that is responsible for determining the adequacy of the Company's internal accounting and financial controls, reviewing the auditor reports and recommendations and interviewing and making recommendations to the Board of Directors for the selection of the Company's independent public accountants. The current members of the Audit Committee are Charles L. Bates and James S. Jardine. The Audit Committee met once during 1999. The Board of Directors does not have a Nominating Committee.

         On April 4, 1997, the Securities and Exchange Commission issued a Cease and Desist Order against Ronald W. Daw, a director and the Chief Executive Officer of the Company, ordering him to cease and desist from committing or causing any violation of, and committing or causing any future violation of, Sections 13(g) and 16(a) of the Exchange Act and Rules 13d-1, 13d-2, 16a-2 and 16a-3 promulgated thereunder.

                               EXECUTIVE OFFICERS

         In addition to Ronald W. Daw, certain information is furnished with respect to the following executive officer of the Company:

         Michael J. Shea, 39, rejoined Daw Technologies in August of 1997 as Senior Vice President of Marketing & Sales. As of January 1999, Mr. Shea became the Senior Vice President of the Company's Manufacturing and Products Division. Mr. Shea was previously employed by the Company from 1987 to 1992. From 1995 to 1997, Mr. Shea served as President of Scientific Air Systems (SAS), a Portland, Oregon-based manufacturer of cleanroom entry systems, fixtures and accessories. From 1992 to 1995, Mr. Shea was Senior Vice President, Marketing & Sales for Numa Technologies, a start-up company specializing in the fabrication and manufacturing of aluminum raised access flooring systems. Mr. Shea began his career in the cleanroom industry in 1979 with Liebert White Cube, Inc., a California-based company which designed, manufactured and constructed turnkey cleanrooms. He left Liebert White Cube in 1985 to join Mechanical Planning, Inc., a San Jose, California based mechanical HVAC consulting and engineering firm. He served as Director of Business Development promoting engineering services to architects and end users in the Silicon Valley.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other executive officers of the Company whose annual salary and bonus during the year ended December 31, 1999 exceeded $100,000 (collectively the "Named Executive Officers").

                                                                                 LONG TERM          ALL OTHER
                                                    ANNUAL COMPENSATION          COMPENSATION      COMPENSATION(2)
                                                  ----------------------         ------------------------------
     NAME AND POSITION           YEAR              SALARY          BONUS         OPTIONS GRANTED(1)
--------------------------       -----            --------         -----         ------------------------------
Ronald W. Daw                    1999             $201,077         $   0             $     0            $10,520
  Chief Executive Officer        1998              215,000             0              30,000              9,432
  and President                  1997              215,000             0                   0             10,396


David  R. Grow(3)                1999              153,769             0                   0             10,651
  Executive Vice President       1998              166,154             0              20,000              9,368
                                 1997              150,769             0                   0              7,807


Steven R. Burt(4)                1999              139,846             0                   0              8,298
  Senior Vice President of       1998              140,000             0              10,000              8,731
  Field Operations               1997              140,000             0              10,000              8,355


Michael J. Shea(5)               1999              132,923             0                   0              7,744
  Senior Vice President          1998              130,000             0              10,000              4,954
  Manufacturing and              1997               51,951             0              20,000              3,664
  Products


Michael J. Schifsky(6)           1999              111,096             0                   0              4,601
  Senior Vice President          1998               25,515             0              20,000                  0
  and Chief Financial            1997                    0             0                   0                  0
  Officer

---------------------------
(1) Includes shares subject to options which were repriced in February 1998. See "--Ten-Year Option Repricing."

(2) Consists of matching contributions to the Company's 401(k) Plan and health insurance premiums paid to or on behalf of the named executive officers. For the years ended December 31, 1999, 1998 and 1997, such amounts were as follows: Ronald W. Daw, $4,745,$4,928, and $4,745 matching contributions and $5,775,$4,504 and $5,651 insurance premiums; David R. Grow, $4,876, $5,014 and $4,625 matching contributions and $5,775, $4,354 and $3,182 insurance premiums; Steven R. Burt, $3,092, 4,377 and $4,153 matching contributions and $5,206, $4,354 and $4,202 insurance premiums; Michael J. Shea, $2,538, $600 and $0 matching contributions and $5,206, $4,354 and $3,664 insurance premiums; and Michael J. Schifsky, $4,601 insurance premiums for 1999 only.

(3)      Mr. Grow resigned as an executive officer of the Company in February
         2000.

(4)      Mr. Burt's employment was terminated by the Company in April 2000.

(5)      Mr. Shea commenced his employment with the Company in August 1997.

(6) Mr. Schifsky resigned as an executive officer of the Company in March 2000. Mr. Schifsky was employed by the Company for only 4 months of 1998.

OPTION GRANTS IN LAST FISCAL YEAR

         Under the Company's 1993 Stock Option Plan and 1999 Omnibus Stock Incentive Plan, no options were granted to the named Executive Officers during the year ended December 31, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

         The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on December 31, 1999. None of the Named Executive Officers exercised options during the year ended December 31, 1999.

                                    NUMBER OF             VALUE OF UNEXERCISED
                               UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                                  AT FY-END(#)                FY-END($)(1)
                               -------------------      -----------------------
                                  EXERCISABLE/                EXERCISABLE/
          NAME                    UNEXERCISABLE              UNEXERCISABLE
----------------------------   ------------------       -----------------------
Ronald W. Daw...............    130,000/15,000                   $0/$0

David R. Grow...............     70,000/10,000                   $0/$0

Steven R. Burt..............     55,000/5,000                    $0/$0

Michael J. Shea.............     25,000/5,000                    $0/$0

Michael J. Schifsky.........     10,000/10,000                   $0/$0


---------------------------
(1) Calculated based on the difference between the exercise price and the price of a share of the Common Stock on December 31, 1999. As of December 31, 1999, the exercise prices of each of the options held by the Named Executive Officers exceeded the price of a share of the Common Stock ($0.625).

TEN-YEAR OPTION REPRICINGS

         The following table sets forth information with respect to the repricings of outstanding stock options that were effected on October 24, 1996 and on February 24, 1998. See "--Report of the Compensation Committee--Repricing of Options."

                                           NUMBER OF
                                          SECURITIES     MARKET PRICE                              LENGTH OF ORIGINAL
                                          UNDERLYING      OF STOCK AT   EXERCISE PRICE              OPTION TERM (mos)
                                         OPTIONS/SARS       TIME OF       AT TIME OF     NEW        REMAINING AT DATE
                                          REPRICED OR    REPRICING OR    REPRICING OR  EXERCISE     OF REPRICING OR
     NAME                     DATE          AMENDED       AMENDMENTS      AMENDMENT    E PRICE          AMENDMENT
-----------------------     -----------  ------------    ------------   -------------- --------    ------------------
Ronald W. Daw               10/24/96        30,000          $3.50            $3.56      $3.5                85
  President and Chief       10/24/96        30,000           3.50             5.75       3.5                97
  Executive Officer         10/24/96        25,000           3.50             6.63       3.5               109
                            02/24/98(1)     30,000           1.40             3.50       1.4                69
                            02/24/98(1)     30,000           1.40             3.50       1.4                81
                            02/24/98(1)     25,000           1.40             3.50       1.4                93
                            02/24/98        30,000           1.40             3.50       1.4               104


David R. Grow               10/24/96        20,000           3.50             7.38       3.5               107
  Executive Vice            10/24/96        20,000           3.50             4.68       3.5               113
  President                 02/24/98(1)     20,000           1.40             3.50       1.4                91
                            02/24/98(1)     20,000           1.40             3.50       1.4                97
                            02/24/98        20,000           1.40             3.50       1.4               104


Steven R. Burt              10/24/96        10,000           3.50             5.75       3.5                97
  Senior Vice President     10/24/96         3,500           3.50             6.25       3.5               108
  of Field Operations       10/24/96        15,000           3.50             6.63       3.5               109
                            10/24/96         6,500           3.50             4.68       3.5               113
                            02/24/98(1)     10,000           1.40             3.50       1.4                81
                            02/24/98(1)      3,500           1.40             3.50       1.4                92
                            02/24/98(1)     15,000           1.40             3.50       1.4                93
                            02/24/98(1)      6,500           1.40             3.50       1.4                97
                            02/24/98        10,000           1.40             3.00       1.4               108


Michael J. Shea             10/24/96        20,000           3.50               --       3.5               106
  Senior Vice President     02/24/98(1)     20,000           1.40             3.50       1.4                90
  Manufacturing and
  Products

---------------------------
(1) Reflects options previously repriced on October 24, 1996 which were repriced again on February 24, 1998.


DIRECTOR'S COMPENSATION

         The Company's non-employee directors are paid $1,000 for each meeting of the Board of Directors (or committee thereof) attended in person, $400 for each meeting of the Board of Directors at which such director participates by telephone, and $300 for each meeting of a committee of the Board of Directors at which such director participates by telephone. All of the directors are reimbursed for their expenses for each Board and committee meeting attended. In addition, each non-employee director of the Company receives annually options to purchase 5,000 shares of Common Stock; however no options were granted in 1999.

                      REPORT OF THE COMPENSATION COMMITTEE

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Compensation Committee and the Performance Graph set forth on page 10 hereof shall not be deemed to be incorporated by reference into any such filings.

         The Securities and Exchange Commission's ("SEC") rules addressing disclosure of executive compensation in proxy statements require a report from the Compensation Committee of the Board of Directors (the "Committee") addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Ronald W. Daw, and (c) any relationship between such compensation and the Company's performance.

COMPENSATION COMMITTEE

         This report was prepared by the Committee, which is composed of independent directors who are not employees of the Company. The current members of the Committee are Robert G. Chamberlain and Robert J. Frankenberg. The Committee has the responsibility for (i) reviewing, developing and establishing the Company's executive compensation policies, (ii) all compensation matters for the Company's executive officers, including reviewing and establishing the amount and type of compensation provided to the Company's Chief Executive Officer, and (iii) administering the Company's option plans.

COMPENSATION OBJECTIVES AND POLICIES

         In determining the amount and composition of compensation for the Company's executive officers and in administering the option plans, the Committee is guided by the following fundamental objectives and philosophies:

         - Providing a competitive compensation package which will allow the Company to attract and retain qualified and outstanding executive officers.

         - Providing a compensation package that is based on the performance of the Company as well as the individual contributions of the Company's executive officers.

         - Ensuring that a portion of an executive officer's compensation is variable and at risk, to be earned only if the Company and the executive officer meet projected performance levels.

         - Facilitating the acquisition of Common Stock by the executive officers through the granting of stock options in order to align the interests of stockholders and the executive officers.

COMPENSATION COMPONENTS

         The Company's compensation to its executive officers consists of three major components: (i) base salary; (ii) short-term cash incentive awards; and
(iii) long-term incentive awards in the form of stock options.

         BASE SALARY. The Committee establishes base salary based primarily on its subjective judgment taking into consideration both qualitative and quantitative factors. Among the factors considered by the Committee are: (i) salaries provided by other companies in the industry and companies of a comparable size to the Company located in the geographic area where the Company's headquarters are located as determined by the Committee based on its review of available industry and geographic compensation surveys; (ii) the qualifications and performance of each executive officer; (iii) the financial performance of the Company as measured by such factors as revenue growth, market share growth and earnings per share; and (iv) for officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer as to salary levels. The Committee does not assign any specific weights to these factors in determining salaries, but it does place a greater emphasis on the salaries provided by other companies in order to ensure that the salaries provided by the Company are competitive and enable the Company to attract and retain qualified and outstanding executive officers.

         CASH INCENTIVE AWARDS. The Company also provides its executive officers with the opportunity to earn short-term cash incentive awards. Under this program, the Committee established a targeted level of Company performance for the year as measured by earnings per share. In addition, certain performance goals for each of the Company's executive officers were established at the beginning of the year. A bonus range was then established, with the actual amount of the bonus being determined by the extent to which the targeted earnings per share and performance goals had been met or exceeded. The Committee also has the right to adjust the bonuses levels at the end of the year based on its subjective determination as to the individual performance of each of the executive officers. The performance goals for the executive officers, other than the Chief Executive Officer, are proposed by the Chief Executive Officer and reviewed and approved or adjusted by the Committee. The Committee is responsible for establishing the performance goals for the Chief Executive Officer of the Company. No executive bonuses were paid in 1999.

         STOCK OPTIONS. The Committee believes it is essential for all executive officers to receive stock options, thereby aligning the long-term interests of executive officers with those of the shareholders. The Committee awards stock options each year to the executive officers based on a subjective determination by the Committee concerning the position of the executive officer, the value of the executive officer's contributions to the performance of the Company, and the responsibilities associated with the executive officer's position. The Committee believes that the grant of options to executive officers is an important component of the Company's compensation package because it provides an incentive for executive officers to maximize the growth and profitability of the Company in order to increase their compensation, and provides an incentive for officers to continue their employment with the Company. No stock options were granted to executive officers in 1999.

CHIEF EXECUTIVE COMPENSATION FOR 1999

         Based upon the Committee's subjective review of chief executive officers' salaries in the industry and in the intermountain region, the Company's financial performance in 1999, as measured by earnings per share, revenue growth and market share growth, and the individual performance of Ronald
W. Daw, the Committee maintained Mr. Daw's base salary at $215,000. However, as a part of a short term strategy to reduce the Company's cost structure as announced in a September 1999 press release, Mr. Daw voluntarily reduced his annual base compensation to $160,000, an approximate 26% decrease. Based on the actual performance of the Company for 1999 compared to the targeted level of performance under the cash incentive program, no bonus was awarded to Mr. Daw in 1999 under the Company's cash incentive program. The Company did not grant stock options to Mr. Daw in 1999.

REPRICING OF OPTIONS

         In February 1998, the Committee reviewed the status of outstanding stock options under the Company's 1993 Stock Option Plan which had been granted to directors, executive officers and key employees. Notwithstanding the repricing of some of these options in October 1996, the Committee determined that with the continued industry downturn and decline in the market value of the Common Stock, outstanding options were not providing any meaningful incentive to their holders. The Committee also considered the significant efforts of option holders to continue the operations of the Company during a very difficult period and that the executive officers and key employees possess unique experiences and skills that are critical to the Company's future success such that their retention, through ownership of options which represent a meaningful inducement to continue their employment, was determined to be in the best interest of the Company.

         Accordingly, on February 24, 1998, all options, with exception of those granted to non-employee directors of the Company, with an exercise price greater than $1.40 were repriced to $1.40, which was the market price of the Common Stock on that date and vesting was increased by one year for all options repriced. The table on page seven of this Proxy Statement sets forth information with respect to repricing of options granted to the executive officers of the Company in October 1996 and February 1998.

                                       COMPENSATION COMMITTEE

                                       Robert G. Chamberlain
                                       Robert J. Frankenberg

                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative shareholder return on Daw Technologies, Inc.'s Common Stock against the cumulative total return on the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for Nasdaq Stocks (SIC 3550-3559 US Companies) (an index composed of companies in the special industry machinery, except metalworking machinery, standard industrial classification) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.

                                     [GRAPH]


  SYMBOL           INDEX DESCRIPTION           12/30/94      12/30/95     12/29/96      12/31/97     12/31/98     12/31/99
------------ ------------------------------- ------------- ------------- ------------ ------------- ------------ -----------
  ______     Daw Technologies, Inc.              $100          $100          $48          $32            $20          $11


   - - -     CRSP Index for Nasdaq Stock         $100          $141         $174          $213          $300         $557
             Market (US Companies)

 ..........   CRSP Index for Nasdaq Stocks        $100          $156         $142          $179          $198         $493
             (SIC 3550-3559 US Companies)

Notes:
A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.
B. If the quarterly interval is not a trading day, the preceding trading day is used.
C.       The index level for all series was set to 100.0 on December 30, 1994.
D. The indexes are reweighted daily, using the market capitalization on the previous trading day.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of June 20, 2000, information with respect to the Common Stock and Series A Preferred owned beneficially by each director or nominee for director, by the Named Executive Officers, by all officers and directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                         AMOUNT AND NATURE OF        PERCENTAGE
  NAME OF BENEFICIAL OWNERS              BENEFICIAL OWNERSHIP        OF CLASS(1)
  -------------------------              -------------------         ----------
COMMON STOCK
------------
J. Weston Daw(2)                               2,209,643                16.4%
Beverly Daw
  2700 South 900 West
  Salt Lake City, Utah  84119

Ronald W. Daw(2)                               2,016,699(3)             14.8%
Tracey Daw
  2700 South 900 West
  Salt Lake City, Utah  84119

Charles L. Bates, Jr.                             30,000(4)               **

Michael J. Shea                                   25,000(5)               **

Robert G. Chamberlain                             25,000(6)               **

Robert J. Frankenberg                             20,000(7)               **

James S. Jardine                                  20,000(8)               **

David R. Grow                                      1,500(9)               **

Ginger Gore Giovale                                  - 0 -                **

All Officers and Directors                     2,138,199(10)            15.6%
  as a Group (8 Persons)

SERIES A PREFERRED STOCK
------------------------

Deephaven Private Placement Trading                  175(11)            36.5%
Limited
  130 Cheshire Lane
  Minnentonka, Minnesota  55305

West End Maccabee Fund, L.P.                         140(11)            29.2%
  110 Colabaugh Pond Road
  Croton-on-Hudson, New York 10520

J. Weston Daw                                        100(11)            20.8%
  2700 South 900 West
  Salt Lake City, Utah  84119

Ronald W. Daw                                         30(11)            6.2%
  2700 South 900 West
  Salt Lake City, Utah  84119

WETI Global Fund Limited                              25(11)            5.2%
  P.O. Box 1109 GT, Mary Street
  Grand Cayman, Cayman Islands, BWI

West End Maccabee Offshore Fund Ltd.                  10(11)            2.1%
 P. O. Box 1109 GT, Mary Street
  Grand Cayman, Cayman Islands, BWI

----------------------
** Less than 1%.

(1) Based on 13,468,609 shares of Common Stock outstanding as of June20, 2000.

(2)      Ronald W. Daw is the son of J. Weston Daw.

(3) Includes 1,211,499 shares owned jointly by Ronald W. and Tracey Daw, 219,900 shares owned by the Ronald Daw Family Limited Partnership, 440,200 shares held by Ronald W. Daw, 100 shares held by Tracey Daw, 145,000 shares underlying presently exercisable options.

(4)      Includes 30,000 shares underlying presently exercisable options.

(5)      Includes 25,000 shares underlying presently exercisable options.

(6)      Includes  25,000 shares underlying presently exercisable options.

(7)      Includes 20,000 shares underlying presently exercisable options.

(8)      Includes 20,000 shares underlying presently exercisable options.

(9)      Includes 1,500 shares held by David R. Grow and Morgan Grow.  Mr.
         Grow resigned as an executive officer of the Company in February 2000.

(10)     Includes 265,000 shares underlying presently exercisable options.

(11) The Series A Preferred is currently convertible into shares of Common Stock at a rate equal to a fraction, the numerator of which is equal to $10,000 plus all accrued dividends, and the denominator of which is equal to the lesser of (i) $1.32 and (ii) 80% of the average of the five lowest consecutive per share market values during the twenty-five trading days proceeding the conversion date. As of May 30, 2000, the outstanding shares of Series A Preferred were convertible for approximately 10,569,696 shares of Common Stock.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes the following reports filed by certain directors and executive officers of the Company were delinquent: Steven Burt was delinquent in filing a Form 5 due in February 1999. The delinquent report was filed in February 2000. Virginia Gore Giovale was required to file a Form 3 on August 10, 1999. The Form 3 was filed on August 11, 1999.

RELATED PARTY TRANSACTIONS

         James S. Jardine is a practicing attorney and Managing Director of the law firm of Ray, Quinney & Nebeker which provides legal services to the Company.

         In the regular course of its business, the Company periodically engages in constructed-related transactions with Daw Incorporated, an interior finish construction company of which Ronald W. Daw, the Chief Executive Officer of the Company, is an officer and principal shareholder. These transactions include the Company's purchase of construction-related supplies and equipment and the Company's engagement of Daw Incorporated to perform construction services. The total amount paid by the Company to Daw Incorporated during the year ended December 31, 1999 was approximately $70,000. Management believes the terms of its transactions with Daw Incorporated have been at least as favorable as could be obtained from unaffiliated third parties.

                PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ratification of the appointment by the Board of Directors of the independent public accountants for the Company for the year ending December 31, 2000 is to be voted upon at the Annual Meeting. The Board of Directors recommends shareholder ratification of the appointment of Grant Thornton LLP whose appointment has been approved, subject to shareholder approval, by the Board of Directors. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to answer any questions shareholders may have and will be given the opportunity to make a statement if they desire to do so.

         The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Grant Thornton LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                  OTHER MATTERS

OTHER BUSINESS

         The Board of Directors does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters should come before the Annual Meeting, however, the proxy holders will vote in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS FOR 2001 ANNUAL MEETING

         Shareholders desiring to submit proposals for the Proxy Statement for the 2001 Annual Meeting will be required to submit them to the Company in writing on or before April 1, 2001. Any shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 will be furnished without charge upon receipt of a written request. The exhibits to that Report will also be provided upon request and payment of copying charges. Requests should be directed to the Corporate Secretary, Daw Technologies, Inc., 2700 South 900 West, Salt Lake City, Utah 84119.

                                     PROXY
                             DAW TECHNOLOGIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald W. Daw and Michael J. Shea, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Daw Technologies, Inc., a Utah corporation (the "Company"), held of record by the undersigned on June 20, 2000, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the corporate offices of the Company, 2700 South 900 West, Salt Lake City, Utah, on July 28, 2000, at 2:00 P.M., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

      1. ELECTION OF DIRECTORS, each to serve until the next Annual Meeting of Shareholders of the Company or until their respective successors shall have been duly elected and qualified.

          ( ) FOR all nominees listed below (except as marked to the contrary).
          ( ) WITHHOLD AUTHORITY to vote for all nominees listed below.

          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                   CHARLES L. BATES     ROBERT G. CHAMBERLAIN
                   RONALD W. DAW        ROBERT J. FRANKENBERG
                   JAMES J. JARDINE     VIRGINIA GORE GIOVALE
                   ROBERT G. TERESI

      2. PROPOSAL TO RATIFY the appointment of Grant Thornton LLP as independent public accountants of the Company. ( ) FOR ( ) AGAINST ( ) ABSTAIN

      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

Dated: _______________________, 2000.   Signature: ____________________________

Signature if held jointly: ____________________________________________________

(Please sign the above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)